SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                October 26, 2000
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                               TREMONT CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



         Delaware                1-10126          76-0262791
 -------------------------------------------------------------------------------
         (State or other        (Commission      (IRS Employer
          jurisdiction of       File Number)      Identification
          incorporation)                          Number)


                   1999 Broadway, Suite 4300, Denver, CO 80202
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5:  Other Events

         On October 26, 2000, the Registrant issued the press release attached hereto as Exhibit 99.1 which is incorporated herein by this reference. The Press Release at Exhibit 99.1 relates to an announcement by Registrant regarding Registrant's financial results for third quarter 2000

Item 7:    Financial Statements, Pro Forma Financial Information and Exhibits

       (c) Exhibits

 Item No.  Exhibit List
 --------   ---------------------------------------------------------------

 99.1      Press release dated October 26, 2000 issued by Registrant.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                TREMONT CORPORATION
                                                (Registrant)




                                                By: /s/ Joan H. Prusse
                                                    --------------------------
                                                    Joan H. Prusse
                                                    Assistant General Counsel
                                                      and Assistant Secretary




Date: October 26, 2000

                                                                   Exhibit 99.1
                                  PRESS RELEASE


FOR IMMEDIATE RELEASE:                                 CONTACT:

Tremont Corporation                                    Mark A. Wallace
1999 Broadway, Suite 4300                              Vice President and
Denver, Colorado 80202                                   Chief Financial Officer
                                                       (303) 296-5615


                      TREMONT REPORTS THIRD QUARTER RESULTS

         DENVER, COLORADO . . . October 26, 2000 . . . Tremont Corporation (NYSE: TRE) (the "Company") reported net income for the third quarter of 2000 of $1.9 million, or $.30 per diluted share, compared to a net loss of $.5 million, or $.08 per diluted share, for the same quarter in 1999. The Company's net income for the first nine months of 2000 was $5.1 million or $.80 per diluted share compared to net income of $12.3 million or $1.90 per diluted share for the first nine months of 1999. The Company's income for the first nine months of 2000 included its 20% equity in NL Industries, Inc., whose results included a second quarter $27.5 million net-of-tax gain from an insurance settlement, representing income to Tremont of $.54 per diluted share. NL's results for the first nine months of 1999 included a second quarter $90 million tax benefit, representing income to Tremont of $1.70 per diluted share.

         The Company's equity in earnings of 39%-owned Titanium Metals Corporation ("TIMET") was a loss of $1.5 million in the third quarter of 2000 compared to a loss of $2.7 million in the third quarter of 1999. TIMET reported a third quarter net loss of $7.9 million in 2000 compared to a net loss of $7.5 million in the third quarter of 1999. TIMET's sales of $106.8 million in the third quarter of 2000 were 5% lower than the year-ago period. This resulted principally from a 6% decline in average mill product selling prices offset by a 1% increase in sales volume. Ingot and slab sales volume increased 71% from year-ago levels, while average selling prices were unchanged. As compared to the second quarter of 2000, mill product sales volume in the third quarter of 2000 decreased 2%, while average selling prices were unchanged. Ingot and slab sales volume in the third quarter of 2000 increased 5% compared to the second quarter of 2000, while average selling prices increased 2%.

         The Company's equity in earnings of 20%-owned NL Industries was $5.3 million in the third quarter of 2000 compared to $2.5 million for the same quarter of 1999. NL Industries reported net income of $30.2 million in the third quarter of 2000 compared to net income of $17.1 million in 1999. Excluding the 2000 settlement gain and 1999 income tax benefit, NL's net income in the first nine months of 2000 was $89.8 million, up 70% from $52.9 million in the first nine months of 1999. Operating income of NL's titanium dioxide pigments business increased 65% to $57.5 million in the third quarter of 2000 compared to $34.8 million in the third quarter of 1999. NL's improved operating income is primarily due to 10% higher average selling prices in billing currencies and 14% higher production volume, partially offset by 4% lower sales volume. Third quarter 2000 operating income declined from the $62.7 million reported in the second quarter of 2000 due to 6% lower sales volume partially offset by 3% higher average selling prices in billing currencies and 3% higher production volume. Operating income in the first nine months of 2000 increased 52% to $166.5 million compared to $109.9 million in the first nine months of 1999 due to 5% higher average selling prices in billing currencies, 10% higher production volume and 8% higher sales volume. NL's third quarter 2000 sales volume was at near record levels and decreased 4% from the third quarter of 1999 and 6% from the second quarter of 2000. Sales volume in the first nine months of 2000 was 8% higher than the first nine months of 1999. NL's third quarter 2000 production volume was 14% higher than the comparable 1999 period with operating rates near full capacity in 2000 compared to 90% in the third quarter of 1999.

         The Company's equity in earnings of other joint ventures principally represents earnings from its real estate development partnership. The Company's effective tax rate in 2000 varies from the expected tax rate because the Company is not recognizing deferred tax benefits with respect to its equity in losses of TIMET.

         Tremont, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted through TIMET, in the titanium dioxide pigments business, conducted through NL, and in real estate development, conducted through The Landwell Company.


                                    o o o o o




                               TREMONT CORPORATION

                       SUMMARY OF CONSOLIDATED OPERATIONS

                      (In millions, except per share data)
                                   (Unaudited)

                                                                        Three Months Ended                 Nine Months Ended
                                                                          September 30,                      September 30,
                                                                  -------------------------------     -----------------------------
                                                                      1999              2000              1999            2000
                                                                      ----              ----              ----            ----

Equity in earnings (loss) of:
      TIMET                                                        $    (2.7)        $   (1.5)          $  (4.6)        $   (7.7)
      NL Industries                                                      2.5              5.3              25.7             21.1
      Other                                                                -               .5                .7               .8
                                                                  --------------    -------------     -------------    ------------
                                                                         (.2)             4.3              21.8             14.2
Corporate expenses, net                                                   .8               .6               2.1              1.8
Interest expense                                                          .2               .3                .6               .9
                                                                  --------------    -------------     -------------    ------------

      Income (loss) before taxes and minority interest                  (1.2)             3.4              19.1             11.5

Income tax expense (benefit)                                             (.7)             1.4               6.6              5.9
Minority interest                                                          -               .1                .2               .2
                                                                  --------------    -------------     -------------    ------------

      Income (loss) before extraordinary item                            (.5)             1.9              12.3              5.4

Equity in extraordinary loss of TIMET- early
    extinguishment of debt                                                 -                -                 -              (.3)
                                                                  --------------    -------------     -------------    ------------

      Net income (loss)                                              $   (.5)        $    1.9           $  12.3          $   5.1
                                                                  ==============    =============     =============    ============

Earnings (loss) per share:
      Before extraordinary item:
         Basic                                                       $ (.08)            $0.31             $1.92           $0.86
         Diluted                                                     $ (.08)            $0.30             $1.90           $0.85
      Net income (loss):
         Basic                                                       $ (.08)            $0.31             $1.92           $0.81
         Diluted                                                     $ (.08)            $0.30             $1.90           $0.80

Weighted average shares outstanding:
      Common shares                                                     6.4               6.2               6.4             6.3
      Diluted shares                                                    6.5               6.3               6.5             6.4